UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) March 27, 2006


                          DATA SYSTEMS & SOFTWARE INC.
             (Exact name of Registrant as Specified in its Charter)


        Delaware                       0-19771                      22-2786081
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(State or Other Jurisdiction    (Commission file Number)          (IRS Employer
of Incorporation)                Identification No.)


200 Route 17, Mahwah, New Jersey                                     07430
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(Address of Principal Executive Offices)                           (Zip Code)


        Registrant's telephone number, including area code (201) 529-2026
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01     Entry into a Material Definitive Agreement

      1. On March 27, 2006, the Board of Directors of the Registrant approved the following option grants, upon the following terms, to its President and Chief Executive Officer, John A. Moore:

      (a) an option for the purchase of 200,000 shares of the Registrant's Common Stock at an exercise price of $2.00 per share, vesting on September 30, 2006 and expiring on March 31, 2011; and

      (b) an option to purchase 200,000 shares of Common Stock at an exercise price of $2.25 per share, vesting on March 30, 2009 and expiring on March 31, 2011; subject to accelerated vesting as to (i) 100,000 shares of Common Stock upon the Registrant's having raised $1 million in gross proceeds from the sale of its equity and (ii) 100,000 shares of Common Stock upon the Registrant's Common Stock achieving a five-day average closing market price of $5.00 or greater per share.

All of the above options granted to Mr. Moore are subject to acceleration upon (in addition to those events specified with respect to the option in (b) above) the termination of Mr. Moore's employment by the Registrant without Cause, a Change of Control of the Registrant, or the termination by Mr. Moore of his employment with the Registrant for Good Reason (as such terms are defined in such option agreements between Mr. Moore and the Registrant).

         2. On March 27, 2006, the Board of Directors approved the grant of an option to purchase 25,000 shares of Common Stock at an exercise price of $2.65 per share, to each of the following non-management directors: Elihu Levine, Shane Yurman, and Samuel M. Zentman. These options shall vest on the date of the next held annual meeting and expire upon the earlier of (i) March 30, 2011 or
(ii) 18 months from the date on which the grantee ceases to be a director.

         In addition, the Board of Directors of the Registrant approved the modification of all outstanding options to purchase Common Stock issued under the Registrant's 1994 Stock Option Plan for Outside Directors held by Mr. Levine, Mr. Yurman, and Dr. Zentman, to permit their exercise until 18 months after the grantee ceases service as a director.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 31st day of March 2006.


                                          DATA SYSTEMS & SOFTWARE, INC.


                                          By:      /s/ Sheldon Krause
                                                  ----------------------------
                                          Name:  Sheldon Krause
                                          Title:  Secretary and General Counsel